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                                                                     EXHIBIT 4.7



THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               CAFE ODYSSEY, INC.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. IPO-

         Cafe Odyssey, Inc., a Minnesota corporation (the "Company"), hereby
agrees that, for value received,                  , or his or her assigns, is
entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after November 3, 1998, and before 4:30 p.m., Minneapolis, Minnesota time, on November 3, 2002,
(        ) shares of the $.01 par value Common Stock of the Company, at an exercise price of $6.50 per Share, subject to adjustment as provided herein.

         1. EXERCISE OF WARRANT. The purchase rights granted by this Warrant shall be exercised (in minimum quantities of 100 shares) by the holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company, of the purchase price payable in respect of the Shares being purchased. If less than all of the Shares purchasable hereunder is purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the Shares purchased upon such exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

         "The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated November 7, 1997, issued by Cafe Odyssey, Inc., a copy of which is available for inspection at the offices of Cafe Odyssey, Inc. Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to such shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to such shares."

         2. NEGOTIABILITY AND TRANSFER. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

                  (a) Except where directed by a court of competent jurisdiction pursuant to the dissolution or liquidation of a corporate holder hereof for the period ending one year from November 3, 1997, title to this Warrant may not be sold, transferred, assigned or hypothecated, except that within such one-year period title to this Warrant may






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                           be transferred only to R. J. Steichen & Company (the
                           "Underwriter"), or to a person who is both an officer and shareholder, or both an officer and employee, of the Underwriter, or to a successor (or both an officer and shareholder, or both an officer and employee) in interest to the business of the Underwriter, by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery subject to the requirements of Section 4 hereof.

                  (b) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  (c) Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

         3. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Shares purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock and against the number of Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Shares purchasable after such event proportional to such exercise price and number of Shares purchasable immediately preceding such event. No adjustment in exercise price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which are not required to be so made shall be carried forward and taken into account in any subsequent adjustment. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         No fractional Shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common stock on the day of exercise as determined in good faith by the Company.

         In case of any capital reorganization or any reclassification of the Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification consolidation, merger or sale, the holder had held the number of Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the



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provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

         When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and

                  (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

                  (b) cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

         4. REGISTRATION RIGHTS. Prior to making any disposition of the Warrant or of any Shares purchased upon exercise of the Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The holder will not make any such disposition until (i) the Company has notified him or her that, in the opinion of its counsel, registration under the Act is not required with respect to such disposition, or (ii) a Registration Statement covering the proposed distribution has been filed by the Company and has become effective. The Company agrees that, upon receipt of written notice from the holder hereof with respect to such proposed distribution, it will use its best efforts, in consultation with the holder's counsel, to ascertain as promptly as possible whether or not registration is required, and will advise the holder promptly with respect thereto, and the holder will cooperate in providing the Company with information necessary to make such determination.

         If, at any time prior to the expiration of seven (7) years from November 3, 1997, the Company shall propose to file any Registration Statement (other than any registration on Forms S-4, S-8 or any other similarly inappropriate form or Registration Statement with respect to an initial public offering in which there are no selling shareholders) under the Securities Act of 1933, as amended, covering a public offering of the Company's Units or shares, it will notify the holder hereof at least thirty (30) days prior to each such filing and will include in the Registration Statement (to the extent permitted by applicable regulation), the shares purchased by the holder or purchasable by the holder upon the exercise of the Warrant to the extent requested by the holder hereof. Notwithstanding the foregoing, the number of shares of the holders of the Warrants proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the reasonable request of the managing underwriter of such offering. If the Registration Statement or Offering Statement filed pursuant to such thirty (30) day notice has not become effective within six months following the date such notice is given to the holder hereof, the Company must again notify such holder in the manner provided above.

         At any time prior to the expiration of five (5) years from November 3, 1997, and provided that a registration statement on Form S-3 (or its equivalent) is then available to the Company, and on a one-time basis only, if the holders of 50% or more of the Warrants and/or the Shares acquired upon exercise of the Warrants request the registration of the Shares on Form S-3 (or its equivalent), the Company shall promptly thereafter use its best efforts to effect the registration under the Act of all such shares which such holders request in writing to be so registered, and in a manner corresponding to the methods of distribution described in such holders' request.




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         All expenses of any such registrations referred to in this Section 4, except the fees of counsel to such holders and underwriting commissions or discounts, filing fees, and any transfer or other taxes applicable to such shares, shall be borne by the Company.

         Upon effectiveness of a Registration Statement which includes Common Stock purchased or purchasable upon the exercise of this Warrant in accordance with a valid demand under this Section 4, the rights under this Warrant of all holders to make another such demand shall terminate. Each purchaser or transferee of a portion of this Warrant is responsible to determine whether his or her demand rights under this paragraph have been terminated by such an exercise. Any Warrants issued upon transfers subsequent to such an exercise shall have all of the demand registration provisions under this Section 4 deleted.

         The Company will mail to each record holder, at the last known post office address, written notice of any exercise of the rights granted under this
Section 4, by certified or registered mail, return receipt requested, and each holder shall have twenty (20) days from the date of deposit of such notice in the U.S. mail to notify the Company in writing whether such holder wishes to join in such exercise.

         The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain, at its expense, the effectiveness of any Registration Statement or the Offering Statement filed by the Company, whether or not at the request of the holder hereof, for at least six (6) months following the effective date thereof.

         In the case of the filing of any Registration Statement, and to the extent permissible under the Act and controlling precedent thereunder, the Company and the holder hereof shall provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each.

         The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such Registration Statement or Offering Statement and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

         5.       RIGHT TO CONVERT.

                  (a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right"), at any time after November 3, 1998 and prior to its expiration, into Common Stock as provided for in this Section 5. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any exercise price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the exercise price for one Warrant Share in effect immediately prior to the exercise of the Conversion Right from the Fair Market Value (as determined below) for one Warrant Share immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.



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                  (b)      The Conversion Right may be exercised by the holder,
                           at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Warrantholder will purchase pursuant to such conversion, and (ii) a place, and a date not less than five (5) nor more than twenty (20) business days from the date of the Conversion Notice, for the closing of such purchase.

                  (c) At any closing under Section 5(b) hereof, (i) the holder will surrender the Warrant, (ii) the Company will deliver to the holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the holder a new Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been converted.

                  (d) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (i) If the Company's Common Stock is traded on an exchange or is quoted on The Nasdaq National Market or The Nasdaq SmallCap Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

                           (ii) If the Company's Common Stock is not traded on an exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market, but is traded in the over-the-counter market, then the average of the closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

                           (iii) If the Company's Common Stock is not publicly traded and there has been a bona fide sale for cash on an arm's-length basis within 45 days prior to the Determination Date of such Common Stock by the Company privately to one or more investors unaffiliated with the Company (a "Qualifying Sale"), then the most recent such sales price; and

                           (iv) If the Company's Common Stock is not publicly traded and there has been no Qualifying Sale, then the appraised fair market value of such stock, as determined by mutual agreement of the Company and the holder of the Warrant; or if the parties cannot agree to such valuation, then each of the Company and the holder shall select an arbitrator and such arbitrators shall select a third, and such three arbitrators shall determine (in accordance with the Commercial Arbitration Rules of the American Arbitration Association, such expenses to be borne equally by the parties) the fair market value (without any discount for lack of marketability or minority interest) of a share of Common Stock of the Company.

         6. NOTICES. The Company shall mail to the registered holder of the Warrant, at his or her last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to



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the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

         7. RESERVATION OF COMMON STOCK. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant and the shares of Common Stock included therein upon the basis herein set forth shall at all times be reserved for the exercise thereof.

         8. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of Common Stock, the terms "Common Stock" or "Shares" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

         Upon written request of the holder of this Warrant, the Company will promptly provide such holder with a then current written list of the names of all holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota.

         All Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issue thereof.

         Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a stockholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

         IN WITNESS WHEREOF, this Warrant has been duly executed by Cafe Odyssey, Inc., this 16th day of June, 1999.

                                           CAFE ODYSSEY, INC.


                                           By
                                             ---------------------------------
                                           Its
                                             ---------------------------------

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                              WARRANT EXERCISE FORM
                   To be signed only upon exercise of Warrant.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to
purchase thereunder,            shares of Common Stock of Cafe Odyssey, Inc. to
which such Warrant relates and herewith makes payment of $           therefor in
cash or by certified check, and requests that such shares be issued and be
delivered to,                        , the address for which is set forth below
the signature of the undersigned.

Dated:
      ----------------

---------------------------                       ------------------------------
(Taxpayer's I.D. Number)                          (Signature)

                                                  ------------------------------
                                                  ------------------------------
                                                  (Address)


                                      X X X


                                 ASSIGNMENT FORM

             To be signed only upon authorized transfer of Warrant.

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and
transfers unto                         the right to purchase shares of Common
Stock of Cafe Odyssey, Inc. to which the within Warrant relates and appoints
                , attorney, to transfer said right on the books of Cafe Odyssey, Inc. with full power of substitution in the premises.

Dated:
      -------------------


                                                  ------------------------------
                                                  (Signature)


                                                  ------------------------------
                                                  ------------------------------
                                                  (Address)

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                             CASHLESS EXERCISE FORM
         (To be executed upon exercise of Warrant pursuant to Section 5)


         The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Common Stock Purchase Warrant for, and to purchase thereunder, shares of Common Stock, as provided for in Section 5 therein.

         If said number of shares shall not be all the shares purchasable under the within Common Stock Purchase Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional shares to:



Name
              -----------------------------
              (Please Print Name)

Address
              -----------------------------
              -----------------------------

Social Security No.
                   ------------------------


Signature
              -----------------------------


              NOTE: The above signature should correspond exactly with the name on the first page of this Common Stock Purchase Warrant or with the name of the assignee appearing in the assignment form on the preceding page.


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